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                                                                   EXHIBIT 10.30

BASE SALARIES FOR EXECUTIVE OFFICERS

     On December 20, 2006, the Compensation Committee of the Board of Directors of Quiksilver, Inc. (the "Company") approved new annual base salaries (effective as of November 1, 2006) for the Company's named executive officers. The following table sets forth the annual base salary levels of the Company's named executive officers for fiscal 2007:

Name and Position                                            Base Salary
-----------------                                            -----------
Robert B. McKnight, Jr.,
   Chief Executive Officer                                     $950,000

Bernard Mariette,
   President                                                   $800,000

Charles S. Exon,
   Executive Vice President, Secretary and General Counsel     $425,000

Steven L. Brink,
   Chief Financial Officer and Treasurer                       $350,000